STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/19/1996
960272445 - 2151090

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GENTA INCORPORATED

GENTA INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Genta Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the corporation, and declaring that such amendment is advisable and that such amendment should be submitted to the stockholders of the corporation for approval. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Restated Certificate of Incorporation of the corporation hereby is amended by changing the first paragraph of Article IV to read in full as follows:
>
> "ARTICLE IV
>
> A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is One Hundred Fifty Five Million (155,000,000) of which One Hundred Fifty Million (150,000,000) shares of the par value of One Tenth of One Cent ($.001) each shall be Common Stock (the "Common Stock") and Five Million (5,000,000) shares of the par value of One Tenth of One Cent ($.001) each shall be Preferred Stock (the "Preferred Stock")."

SECOND: Thereafter, pursuant to resolutions of the corporation's Board of Directors, the amendment was submitted to the stockholders of the corporation for approval at a Special Meeting of Stockholders, and such meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the amendment.

12282242

THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Thomas H. Adams, its Chairman of the Board, and by Howard Sampson, its Assistant Secretary, as of this 19th day of September, 1996.

GENTA INCORPORATED

By [signature]
Thomas H. Adams
Chairman of the Board

Attest:

[signature]
Howard Sampson
Assistant Secretary